As filed with the Securities and Exchange Commission on December 28, 2001
                                                Registration No. 333-_______
=============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                       FORM S-8 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                       ODYSSEY MARINE EXPLORATION, INC.
             ----------------------------------------------------
             Exact name of Registrant as specified in its charter


            Nevada                                      84-1018684
-------------------------------                 --------------------------
(State or other jurisdiction of                 (I.R.S. Employer Identifi-
 incorporation or organization)                        cation Number)


                  3604 Swann Avenue, Tampa, Florida 33609
                              (813) 876-1776
       ------------------------------------------------------------
       (Address of principal executive offices, including zip code)


                           1997 STOCK OPTION PLAN
                          ------------------------
                          (Full title of the plan)


                  3604 Swann Avenue, Tampa, Florida 33609
                              (813) 876-1776
                 ------------------------------------------
                    (Name, address and telephone number,
                 including area code, of agent for service)

                                   Copy to:

                              James P. Beck, Esq.
                      Krys Boyle Freedman & Sawyer, P.C.
                600 Seventeenth Street, Suite 2700, South Tower
                           Denver, Colorado  80202

=============================================================================
                                    Proposed Maxi-  Proposed Maxi-  Amount of
Title of Securities  Amount to be    mum Offering   mum Aggregate   Registra-
 to be Registered    Registered(1) Price Per Share  Offering Price  tion Fee
=============================================================================
Common Stock          1,500,000        $0.78(2)      $1,170,000      $279.62
$.0001 Par              Shares
Value
=============================================================================



(1) Represents increase in the total number of shares reserved for issuance under the 1997 Stock Option Plan. A total of 2,000,000 shares has been registered under a registration statement on Form S-8 (File No. 333-50325) with respect to the 1997 Stock Option Plan. In addition, pursuant to Rule 416 under the Securities Act of 1933, this registra-tion statement includes an indeterminate number of additional shares that may be offered and sold as a result of anti-dilution provisions described in the above-described plans.

(2) Based on the exercise price of the options outstanding under the 1997 Stock Option Plan as to 600,000 shares and the average of the closing bid and ask price of the Registrant's Common Stock on December 26, 2001, as reported on the OTC Bulletin Board, as to the remaining 900,000 shares.


                   STATEMENT UNDER GENERAL INSTRUCTION E --
                    REGISTRATION OF ADDITIONAL SECURITIES

     The registrant, Odyssey Marine Exploration, Inc., previously filed a registration statement on Form S-8 with the Securities and Exchange Commission (SEC File No. 333-50325) in connection with the registration of an aggregate of 2,000,000 shares of common stock to be issued under the 1997 Stock Option Plan.

     Pursuant to General Instruction E of Form S-8, this registration statement is filed by Odyssey Marine Exploration, Inc. solely to register an additional 1,500,000 shares of Odyssey Marine Exploration, Inc. common stock for issuance under the 1997 Stock Option Plan. This increase was approved by the registrant's shareholders on December 5, 2001. Pursuant to Instruction E, the contents of the previously filed registration statement on Form S-8 (SEC File No. 333-50325) are hereby incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8.

                                   PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

     The following documents are filed as exhibits to this Registration
Statement:

EXHIBIT
NUMBER                  TITLE                               LOCATION
-------    --------------------------------     -----------------------------

  5        Opinion of Krys Boyle Freedman &     Filed herewith electronically
           Sawyer, P.C. as to the legality
           of the securities being regis-
           tered

 23.1      Consent of Krys Boyle Freedman &     Filed herewith electronically
           Sawyer, P.C.

 23.2      Consent of Giunta, Ferlita &         Filed herewith electronically
           Walsh, P.A.



































                                    II-1


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Tampa, State of Florida, on the 27th day of December 2001.

                                    ODYSSEY MARINE EXPLORATION, INC.


                                    By/s/ John C. Morris
                                      John C. Morris, President and Chief
                                      Executive Officer

     Pursuant to the provisions of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                     TITLE                  DATE



/s/ John C. Morris               President and Director   December 27, 2001
John C. Morris


/s/ Gregory P. Stemm             Vice President and       December 27, 2001
Gregory P. Stemm                 Director


/s/ David A. Morris              Secretary and Treasurer  December 27, 2001
David A. Morris                  (Chief Financial
                                 Officer and Principal
                                 Accounting Officer)


/s/ David J. Saul                Director                 December 27, 2001
Dr. David J. Saul



/s/ Henri G. Delauze             Director                 December 27, 2001
Henri G. Delauze


/s/ George Knutsson              Director                 December 27, 2001
George Knutsson